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                                                               EXHIBIT 11.1


                       TRANSACT TECHNOLOGIES INCORPORATED
                                  Exhibit 11.1
                        Computation of Earnings Per Share
                                   (Unaudited)

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
                                                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                            JUNE 26,      June 27,      JUNE 26,       June 27,
         (In thousands, except per share data)                                1999          1998          1999           1998
                                                                            -------       -------       -------        -------
            Net income (loss)                                               $   146       $   231       $  (133)       $   865
                                                                            =======       =======       =======        =======
            Shares:
              Basic - Weighted average common shares
                outstanding                                                   5,559         6,239         5,568          6,347
              Dilutive effect of outstanding options and
                warrants as determined by the treasury
                stock method                                                     17            25             2             47
                                                                            -------       -------       -------        -------
              Dilutive - Weighted average common and
                common equivalent shares outstanding                          5,576         6,264         5,570          6,394
                                                                            =======       =======       =======        =======


            Net income (loss) per common and common equivalent share:
                Basic                                                       $  0.03       $  0.04       $ (0.02)       $  0.14
                                                                            =======       =======       =======        =======
                Diluted                                                        0.03          0.04         (0.02)          0.14
                                                                            =======       =======       =======        =======
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